Rangeford Resources, Inc. Issues Corporate Acquisition & Development Plan Presentation

SOUTHLAKE, Texas, December 12, 2017 (GLOBE NEWSWIRE) -- Rangeford Resources, Inc. (“Rangeford”) (OTCQB: RGFR) today issued its Corporate Overview and Acquisition and Development Plan. The presentation provides updated corporate information, management team bios and describes two acquisition candidates in East Texas and Mississippi.

The Corporate Presentation and Corporate Profile can be found and downloaded at the company’s website at www.rangeford-resources.com.

About Rangeford Resources, Inc.

Rangeford Resources, Inc. is a Texas-based, oil and gas exploration and production company.  For further information on Rangeford, please visit our website www.rangeford-resources.com.

Notice Regarding Forward-Looking Statements

The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.